EXHIBIT 4.1


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                              ECHO BAY MINES LTD.


                                 $100,000,000
                      11% Junior Subordinated Debentures
                                   due 2027



                         THIRD SUPPLEMENTAL INDENTURE


                         Dated as of December 4, 2001



                            BANKERS TRUST COMPANY,
                            a New York corporation,
                                  as Trustee



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                    THIRD SUPPLEMENTAL INDENTURE dated as of December 4, 2001, between ECHO BAY MINES LTD., a corporation duly incorporated and existing under the laws of Canada, having its registered office at 1210 ManuLife Place, 10180-101 Street, Edmonton, Alberta T5J 3S4 (the "Company"), and Bankers Trust Company, a New York corporation, as trustee (the "Trustee") under the Indenture dated as of March 27, 1997, between the Company and the Trustee (the "Original Indenture").


          WHEREAS the Company and the Trustee have previously executed and delivered a First Supplemental Indenture dated as of March 27, 1997 (the "First Supplemental Indenture"), pursuant to which the Company has issued its 11% Junior Subordinated Debentures due 2027 (the "Capital Securities");

          WHEREAS the Company and the Trustee have previously executed and delivered a Second Supplemental Indenture dated as of September 15, 1998 (the "Second Supplemental Indenture" and, together with the Original Indenture and the First Supplemental Indenture, the "Indentures") in order to add a covenant to pay additional interest in certain circumstances for the benefit of Holders;

          WHEREAS the Company has entered into letter agreements with certain Holders of Capital Securities (each a "Letter Agreement"), pursuant to which
(i) each such Holder has agreed to exchange (the "Exchange") any and all Capital Securities held by it for Common Shares and (ii) the Company has agreed to issue Common Shares to such Holders to effect the Exchange, in each case on the terms and subject to the conditions contained in the Letter Agreements;

          WHEREAS the Company desires to supplement the Indenture with respect to the Capital Securities pursuant to Section 9.2 of the Original Indenture and Section 8.01 of the First Supplemental Indenture in order to (i) provide the Holders of Capital Securities with conversion rights on such terms as may be specified in an Authorizing Resolution (as defined below) and (ii) make certain other changes to the provisions of the Original Indenture and the First Supplemental Indenture, in each case as more fully described herein;

          WHEREAS the Holders of more than a majority in aggregate principal amount of outstanding Capital Securities


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have consented to (i) the execution by the Company and the Trustee of this
Third Supplemental Indenture and (ii) the waiver of any past default or Event of Default that may have occurred under the terms of the Original Indenture or the First Supplemental Indenture as a result of the execution and delivery by the Company of the Letter Agreements, such consents having been delivered by such Holders pursuant to the terms of Section 9.2 and Section 5.13 of the Original Indenture, respectively; and

          WHEREAS all capitalized terms used herein, but not defined herein, are used as defined in the Original Indenture, the First Supplemental Indenture or the Second Supplemental Indenture, as the case may be.

          NOW THEREFORE the Company covenants and agrees with the Trustee as follows:

          SECTION 1. Article IX of the First Supplemental Indenture shall be replaced, in its entirety, with the following:

                                  ARTICLE IX

                           Conversion of Securities
                           ------------------------

               SECTION 9.01. Applicability; Conversion Privilege and Conversion Rate. (a) At any time, the Board of Directors of the Company may, pursuant to a Board Resolution (an "Authorizing Resolution"), set out the terms pursuant to which the Holders of Capital Securities may convert such Capital Securities into Common Shares in accordance with the provisions of this Article IX.

               (b) Subject to and upon compliance with the provisions of this Article and following the date of an Authorizing Resolution, at the option of the Holder thereof, any Capital Securities or any portion of the principal amount thereof which is U.S. $1,000 or an integral multiple of U.S. $1,000, may be converted at the principal amount thereof, or of such portion thereof, into fully paid and non-assessable Common Shares of the Company, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire on such date as shall be specified in the applicable Authorizing Resolution. In case the Capital Securities or portion thereof are called for


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     redemption, such conversion right in respect of the Capital Securities or portion so called shall expire at the close of business on the Redemption Date, unless the Company defaults in making the payment due upon redemption.

               (c) The number of Common Shares to be delivered upon conversion per $1,000 principal amount of Capital Securities (the "Conversion Rate") shall initially be that number of Common Shares as set forth in the applicable Authorizing Resolution. The Conversion Rate shall be adjusted in certain instances as provided in Section 9.04.

               SECTION 9.02. Exercise of Conversion Privilege. (a) In order to exercise the conversion privilege, the Holder of any Capital Securities to be converted shall surrender such Capital Securities, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 10.2 of the Indenture, accompanied by written notice to the Company (which shall be substantially in the form set forth in Section 2.3 of the Indenture) at such office or agency or, if applicable, by notice in accordance with the procedures of the Depositary that the Holder elects to convert such Capital Securities or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. During any period other than an Extension Period, Capital Securities surrendered for conversion during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Capital Securities or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Capital Securities being surrendered for conversion; provided, however, that Capital Securities surrendered for conversion on an Interest Payment Date need not be accompanied by a payment and interest on the principal amount of the Capital Securities being converted will be paid on such Interest Payment


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     Date to the Holder of such Capital Securities on the immediately preceding record date. Except as provided in this Section 9.02(a) or as set forth in the applicable Authorizing Resolution, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Capital Securities surrendered for conversion, including any Deferred Interest, or on account of any dividends on the Common Shares issued upon conversion.

               (b) Capital Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Capital Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Capital Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the date of conversion, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9.03.

               (c) All Capital Securities converted in accordance with the provisions of this Article IX are, and shall be deemed to have been, transferred to or for the account of the Company.

               (d) In the case of any Capital Securities which are converted in part only, upon such conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Capital Security or Capital Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Capital Security or Capital Securities.

               SECTION 9.03. Fractions of Shares. No fractional Common Shares or other such securities shall be issued upon conversion of Capital Securities. If more than one Capital Security shall be surrendered for conversion at one time by


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     the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Capital Securities (or specified portions thereof) so surrendered. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Capital Securities (or specified portions thereof), any such fractional share shall be rounded up to a full Common Share, unless otherwise provided in the applicable Authorizing Resolution.

               SECTION 9.04. Adjustment of Conversion Rate. The Conversion Rate with respect to any Capital Security which is convertible into Common Shares shall be subject to adjustment from time on such terms, if any, as shall be specified in the applicable Authorizing Resolution.

               SECTION 9.05. Company to Reserve Common Shares. The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Capital Securities, such number of its duly authorized Common Shares then issuable upon the conversion of all outstanding Capital Securities; provided that this Section 9.05 shall not require the Company to make any reservation of authorized but unissued Common Shares for so long as the Company's authorized share capital includes an unlimited number of Common Shares.

               SECTION 9.06. Taxes on Conversion. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of Capital Securities pursuant hereto; provided, however, that the Company shall not be obligated to pay any tax on or measured by income that may be payable by any Holder. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the Holder of the Capital Security or Capital Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has


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     established to the satisfaction of the Company that such tax has been paid.

               SECTION 9.07. Covenant as to Common Shares. The Company covenants that all Common Shares which may be issued upon conversion of Capital Securities will upon issue be fully paid and non-assessable and, except as provided in Section 9.06, the Company will pay all taxes, liens and charges with respect to the issue thereof.

               SECTION 9.08. Company as Holder of Converted Securities. All Capital Securities surrendered for conversion pursuant to Section 9.02 shall be delivered to the Company. The Company (or any Subsidiary holding such Capital Securities or any other Person holding such Capital Securities for any of their respective accounts) shall be deemed to be the Holder of such Capital Securities commencing on the close of business on the day such Capital Securities are surrendered for conversion; provided, however, that while any of such Capital Securities are outstanding and held by or for the account of any person other than the Company (or any Subsidiary or any other Person holding such Capital Securities for any of their respective accounts), the Company (or any Subsidiary holding such Capital Securities or any other Person holding such Capital Securities for any of their respective accounts) shall not be entitled to any of the rights and remedies of a Holder hereunder, including the right to convert such Capital Securities into Common Shares, other than the unconditional right of a Holder to receive principal, premium and interest on such Capital Securities and the right to enforce payment thereof as provided in Article II of the Indenture.

               SECTION 9.09. Provisions in Case of Consolidation, Merger or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares of the Company) or any sale or transfer of all or


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     substantially all of the assets of the Company (treating the Company and each of its Subsidiaries as a single consolidated entity and treating any sale by a Subsidiary as a sale by the Company for such purpose), the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that each Holder of Capital Securities then outstanding shall have the right thereafter, during the period such Capital Securities shall be convertible as specified in Section 9.01, to convert such Capital Securities only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of Common Shares of the Company into which such Capital Securities might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Shares (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each Common Share of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 9.09 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The


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     Trustee shall not be under any responsibility to determine the correctness of any provision contained in such supplemental indenture relating to either the kind or amount of shares, other securities, cash or property receivable by Holders upon the conversion of their Capital Securities after any such consolidation, merger, sale or transfer. The above provisions of this Section 9.09 shall similarly apply to successive consolidations, mergers, sales or transfers.

               SECTION 9.10. Responsibility of Trustee and Conversion Agent. Neither the Trustee nor any agent appointed to effect conversions shall at any time be under any duty or responsibility to any Holder of Capital Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any such conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any securities or property which may at any time be issued or delivered upon the conversion of any Capital Securities; and neither the Trustee nor any such conversion agent makes any representation with respect thereto. Neither the Trustee nor any such conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or to make any cash payment upon the delivery of any Capital Security for the purpose of conversion or to comply with any of the covenants contained in this Article IX.


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          SECTION 2. Section 4.01(c) of the First Supplemental Indenture shall be replaced, in its entirety, with the following:

          "(c) the occurrence of a Change of Control (other than any Change of Control occurring as a result of the performance by the Company of its obligations pursuant to the terms of the letter agreement dated September 5, 2001, between Franco- Nevada Mining Corporation Limited and the Company), unless cured pursuant to Section 5.16;"

          SECTION 3. Ratification of Indenture. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. To the extent any provision of this Third Supplemental Indenture differs from that of the Indenture, the provision contained in this Third Supplemental Indenture shall supersede the provision contained in the Indenture.

          SECTION 4. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

          SECTION 5. Governing Law. This Third Supplemental Indenture and each Capital Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 6. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 7. Successors. All agreements of the Company in this Third Supplemental Indenture and the Capital Securities shall bind its successor. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successor.


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          IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the day and year first above written.


                                        ECHO BAY MINES LTD.,

                                          by /s/ Tom S. Q. Yip
                                             -----------------------------
                                             Name:  Tom S. Q. Yip
                                             Title: Vice President



                                        BANKERS TRUST COMPANY,
                                        as Trustee,

                                          by /s/ Susan Johnson
                                             -----------------------------
                                             Name:  Susan Johnson
                                             Title: Vice President